SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2002

HearMe

(Exact name of registrant as specified in its charter)

000-25399

(Commission File Number)

Delaware	94-3217317
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Burr, Pilger & Mayer LLP

600 California Street, Suite 1300

San Francisco, California  94108

(Address of principal executive offices, with zip code)

(415) 421-5757

(Registrant’s telephone number, including area code)

6200 Stoneridge Mall Road, Suite 3010

Pleasanton, California  94588

(Former Address, if Changed Since Last Report)

Item 5.      Other Events.

                On March 26, 2002, HearMe announced (i) the engagement of Burr, Pilger & Mayer LLP to manage its wind-down process, (ii) the election of Stephen Mayer to HearMe’s Board of Directors and as President, Chief Executive Officer and Chief Financial Officer of HearMe, and (iii) the resignation of HearMe’s other directors and executive officers.  Further information is set forth in the press release filed herewith as Exhibit 99.1.

Item 7.      Financial Statements and Exhibits.

                (c)           Exhibits

                                                99.1                         Press Release.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearMe (Registrant)

Date:	March 28, 2002	By:	/s/ Stephen Mayer
Stephen Mayer
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number
Description

99.1	Press Release.